UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2024
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

As earlier announced, on April 25, 2024, the Board of Directors (the “Board”) of IPG Photonics Corporation (the “Company”) appointed Dr. Mark Gitin as Chief Executive Officer of the Company, effective June 5, 2024 (the “Start Date”). In connection therewith, Dr. Eugene Scherbakov will transition from his role as the Company’s Chief Executive Officer, effective as of June 5, 2024 (the “Transition Date”).

Dr. Gitin, age 57, has over 25 years of management and operating experience in the optics and laser industry. Dr. Gitin has served as Executive Vice President and General Manager, Photonics Solutions Division at MKS Instruments Inc, a maker of instruments, subsystems, systems, process control solutions and specialty chemicals technologies used by technology and industrial companies, since September 2017. Prior to joining MKS, Dr. Gitin held various management positions covering a wide range of technologies at Coherent, Inc, a laser development and manufacturing company, including Vice President of Strategic Marketing, Vice President of Business Development and Vice President and General Manager of the Diodes, Fibers and Systems Business Unit. Dr. Gitin earned a B.S. in Electrical Engineering from University of California, Davis and an M.Eng. and Ph.D. in Electrical Engineering from Cornell University.

The Board has also determined to increase the size of the Board to eleven directors and to appoint Dr. Gitin as a director to fill such vacancy, subject to Dr. Gitin commencing employment with the Company and effective as of the Start Date. Once appointed to the Board, Dr. Gitin will not be appointed to any committees of the Board and will not receive any additional compensation for his service on the Board.

Dr. Gitin does not have family relationships with any of the Company’s other directors or executive officers. There are no other arrangements or understandings between Dr. Gitin and any other person pursuant to which Dr. Gitin was or will be selected as the Company’s Chief Executive Officer or as a director. Dr. Gitin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Gitin Employment Agreement

On April 25, 2024, the Company and Dr. Gitin entered into an employment agreement (the “Employment Agreement”) with an initial term commencing on the Start Date and ending on December 31, 2025. The term of the Employment Agreement will automatically renew for successive one-year periods unless Dr. Gitin or the Company provides at least 180 days’ prior written notice or unless the Agreement is earlier terminated according with its provisions. Under the terms of the Employment Agreement, Dr. Gitin will receive an initial annual base salary of $775,000, which is subject to periodic review by the Board. Dr. Gitin will also be eligible to earn an annual cash bonus calculated as a percentage of his base salary. For fiscal year 2024, Dr. Gitin will receive a guaranteed bonus equal to 100% of his base salary, provided that his employment is not terminated by the Company for “cause” or by Dr. Gitin without “good reason” (each as defined in the Employment Agreement) prior to the date that bonuses are paid generally for 2024. Subject to Board approval, Dr. Gitin will also receive initial equity awards with a target aggregate grant date fair value of $5,000,000, with 50% in the form of performance-based restricted stock units (“PSUs”) that are earned only if pre-determined financial performance metrics are achieved and 50% in the form of restricted stock units subject to time-based vesting (“RSUs”). The RSUs vest in three equal annual installments following Dr. Gitin’s start date. The PSUs vest on the third anniversary of Dr. Gitin’s start date, subject to achievement of the applicable performance metrics. The PSUs have the same performance criteria and performance periods as those granted to the Company’s named executive officers in February 2024.

To facilitate Dr. Gitin’s relocation from California to Massachusetts, he will also receive a relocation stipend of $500,000 and the Company will provide Dr. Gitin temporary housing for six months, up to a maximum amount of $100,000. Dr. Gitin will be eligible to participate in the employee benefit plans and programs made available by the Company to senior executives generally, subject to the terms of those plans.

Under the terms of the Employment Agreement, Dr. Gitin is eligible for certain severance payments and benefits in the event that his employment is terminated by the Company without cause, he resigns for good reason or his employment terminates due to his death or “disability” (as defined in the Employment Agreement), subject to his execution and the effectiveness of a general release of claims in favor of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company has also entered into its standard form of indemnification agreement with Dr. Gitin, the form of which was previously filed by the Company on February 22, 2017, as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A, and its standard form of confidentiality, non-competition and confirmatory assignment agreement, the form of which was previously filed by the Company on October 15, 2013, as Exhibit 10.4 to the Company's Current Report on Form 8-K, as amended, in each case effective upon the commencement of employment.

Scherbakov Transition and Advisor Agreements

On April 25, 2024, the Company, IPG Laser GmbH & Co. KG, a wholly-owned subsidiary of the Company, and Dr. Eugene Scherbakov entered into a transition agreement (the “Transition Agreement”) pursuant to which Dr. Scherbakov will no longer serve as the Company’s Chief Executive Officer effective as of the date Dr. Gitin commences employment (the “Transition Date”). The Transition Agreement includes a general release of claims in favor of the Company. On the same date, the Company also entered into an Advisor Agreement (the “Advisor Agreement”) with Dr. Scherbakov pursuant to which Dr. Scherbakov will provide advisory services to assist in the transition to a new Chief Executive Officer. The term of the Advisor Agreement will end on the second anniversary of the Transition Date or the earlier termination of Dr. Scherbakov’s services for “cause” or Dr. Scherbakov’s death or “disability” (each as defined in the Advisor Agreement). Under the Advisor Agreement, the Company will pay Dr. Scherbakov a consulting fee of €1,240,000 over the first 12 months of the term of the Advisor Agreement, a consulting fee of €800,000 over the next 12 months of the term of the Advisor Agreement and an additional cash payment of approximately €400 per month, to cover out of pocket payments for health insurance premiums during the term of the Advisor Agreement. In addition, Dr. Scherbakov will continue to vest in his outstanding equity awards for so long as he continues to provide services to the Company, pursuant to the terms of those awards. Dr. Scherbakov will remain a member of the Board but will not be eligible to receive additional compensation for his services on the Board during the term of the Advisor Agreement.

The foregoing summary of the Transition Agreement and the Advisor Agreement is qualified in its entirety by reference to the text of each of the Transition Agreement and the Advisor Agreement, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Exhibit Description
Exhibit 10.1	Employment Agreement dated April 25, 2024 between the Registrant and Dr. Mark Gitin
Exhibit 10.2	Transition Agreement dated April 25, 2024 between the Registrant, IPG Laser GmbH & Co. KG and Dr. Eugene Scherbakov
Exhibit 10.3	Advisor Agreement dated April 25, 2024 between the Registrant and Dr. Eugene Scherbakov
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

April 30, 2024	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary